Exhibit 16.1

November 28, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sir/Madam:

We have read Item 4.01 of Basanite, Inc. (the “Company”) on Form 8-K dated November 28, 2022, and are in agreement with the statements relating only to Cherry Bekaert LLP contained therein.

Very truly yours,

/s/ Cherry Bekaert LLP

Fort Lauderdale, Florida